AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 2019

REGISTRATION NO. 333- 231915

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARATHON PATENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

01-0949984

I.R.S. Employer Identification Number

1180 North Town Center Drive, Suite 100

Las Vegas, NV 89144

702-945-2773

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies to:

Jolie Kahn, Esq.

12 E. 49th Street, 11th floor

New York , NY 10017

Phone: (516) 217-6379

Fax: (866) 705-3071

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (do not check if smaller reporting company)	Smaller reporting company [X]	Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, no par value per share	—	—	—	—
Preferred stock, no par value per share	—	—	—	—
Warrants(4)	—	—	—	—
Units	—	—	—	—
Total(5)			$7,472,417	$905.66

(1)	There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, such indeterminate number of warrants to purchase common stock or preferred stock and such indeterminate number of units consisting of any combination of the securities registered hereunder, as shall have an aggregate initial offering price not to exceed $7,472,417. The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants, issuance of units, or pursuant to the anti-dilution provisions of any such securities.

(2)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $7,472,417.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act and previously paid with the original filing of this Registration Statement on June 3, 2019.

(4)	Includes warrants to purchase common stock and warrants to purchase preferred stock.

(5)	Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JULY 2 , 2019

MARATHON PATENT GROUP INC.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, units or a combination of these securities for an aggregate initial offering price of up to $7,472,417. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each of the securities. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “MARA.” On June 28 , 2019, the last reported sales price for our common stock was $2. 89 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $22,417,251 based on 6,379,985 shares of common stock outstanding, of which 5,660,922 shares were held by non-affiliates, and the average of the bid and ask prices on the NASDAQ Capital Market of $3.96 per share on April 10, 2019. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution” section of this prospectus for further information.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully review these Risk Factors prior to investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell common shares, preferred shares (including convertible preferred shares), warrants for equity securities, and units comprised of any combination thereof from time to time in one or more offerings up to an initial aggregate offering price of $7,472,417. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each of the securities.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. A prospectus supplement which contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to the securities offered under this registration statement. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information contained in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the applicable document. You should also not assume that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated by reference in this prospectus contain summaries of provisions of certain other documents, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information” on page 32 of this prospectus.

You should only rely on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide you with information different from what is contained or incorporated by reference into this prospectus, applicable prospectus supplement or any related free writing prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, applicable prospectus supplement or any related free writing prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus. You should assume that the information contained in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference therein is accurate only as of the date on its face, regardless of the time of delivery of this prospectus, any prospectus supplement, any related free writing prospectus or any sale of a security under this registration statement. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a component.

The terms “Marathon,” the “Company,” “we,” “our” or “us” in this prospectus refer to Marathon Patent Group, Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise.

About Marathon Patent Group, Inc.

We were incorporated in the State of Nevada on February 23, 2010 under the name Verve Ventures, Inc. On December 7, 2011, we changed our name to American Strategic Minerals Corporation and were engaged in exploration and potential development of uranium and vanadium minerals business. In June 2012, we discontinued our minerals business and began to invest in real estate properties in Southern California. In October 2012, we discontinued our real estate business when our former CEO joined the firm and we commenced our IP licensing operations, at which time the Company’s name was changed to Marathon Patent Group, Inc. On November 1, 2017, we entered into a merger agreement with Global Bit Ventures, Inc. (“GBV”), which is focused on mining digital assets. We purchased cryptocurrency mining machines and established a data center in Canada to mine digital assets. We intend to expand its activities in the mining of new digital assets, while at the same time harvesting the value of our remaining IP assets , to the extent we have the resources to do so .

On June 28, 2018, our Board has determined that it is in the best interests of the Company and our shareholders to allow the Amended Merger Agreement with GBV to expire on its current termination date of June 28, 2018 without further negotiation or extension. The Board approved to issue 750,000 shares of our common stock to GBV as a termination fee for us canceling the proposed merger between the two companies.

On January 11, 2018, the Company entered into a Patent Rights Purchase and Assignment Agreement (the “Agreement”), with XpresSpa Group, Inc., a Delaware Corporation (the “Seller”) and Crypto Currency Patent Holdings Company LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“CCPHC”). Pursuant to the Agreement, the Seller agreed to irrevocably assign, sell, grant, transfer and convey, and CCPHC agreed to accept and acquire, the exclusive right, title and interest in and to four patents owned by the Seller (“Assigned IP”), subject to the terms and conditions set forth in the Agreement. As consideration for the Assigned IP, the Seller received (i) payment in the amount of $250,000 from CCPHC and (ii) 62,500 shares of common stock of the Company, par value $0.0001 per share (the “Consideration Shares”), with piggyback registration rights. In addition, the Company agreed to issue 6,250 shares of the Company’s common stock to Andrew Kennedy Lang, one of the named inventors of the patents, in exchange for consulting services, and 12,500 shares of the Company’s common stock to another individual in exchange for consulting services, in connection with the acquisition of the Assigned IP. The Assigned IP relates to the transfer of Bitcoin on mobile to mobile payments, and given the trend of commercial enterprises adding mobile payment using crypto currencies to their payment methodologies, we believe that the Assigned IP may have commercial applicability.

We do not actively operate a patent licensing or enforcement business, nor do we expect to generate material amounts of revenue related to our intellectual property business. As for the 56 Patents for which we own a 100% interest (which includes the Assigned IP described above), we have not had the resources to attempt to monetize them. In the future, we may (i) seek monetize some or all of these patents, (ii) partner with another company to monetize the patents, or (iii) may sell some or all of the patents. However, any such efforts are a secondary priority to operation of our digital asset business, and even if we determine to make such efforts, which is not a substantial eventuality, there is no assurance that we would be successful or would recover any proceeds from the patents we own.

We also have a 30% “waterfall” on the Rensselaer Polytechnic Institute's US Patent 7,177,798 (“'798 Patent”) titled "Natural language interface using constrained intermediate dictionary of results." This ‘798 Patent is exclusively licensed to Dynamic Advances, LLC which is a subsidiary of the Company. As previously announced, we transferred ownership of various patents, including the '798 Patent, to a special purpose entity in which we own a 30% interest. The transfers resulted in the cancellation of certain indebtedness owed to Fortress Investment Group, LLC. According to various court filings in the case, plaintiffs (including the special purpose entity) filed an action which was commenced against Amazon claiming that its Alexa software violates certain claims in the patents. If plaintiffs are successful, and if the recoveries or settlement proceeds are sufficient, following litigation expenses and recovery of amounts due in connection with the cancelled loan, the special purpose entity could be entitled to 30% of the net proceeds. There can be no assurance that the plaintiffs will be successful or that any recoveries will exceed amounts due under the debt settlement arrangements or that the Company’s 30% interest in the special purpose entity will have any value even if the plaintiffs are successful in their case against Amazon.

Digital Asset Mining

We intend to power and secure blockchains by verifying blockchain transactions using custom hardware and software. We are currently using our hardware to mine bitcoin (“BTC”) and expect to mine BTC and ether (“ETH”), and potentially other cryptocurrencies. Bitcoin and ether rely on different technologies based on the blockchain. Wherein bitcoin is a digital currency and ether is generally associated with smart contracts and digital tokens, we will be compensated in either BTC or ETH based on the mining transactions we perform for each, which is how we will earn revenue.

Blockchains are decentralized digital ledgers that record and enable secure peer-to-peer transactions without third party intermediaries. Blockchains enable the existence of digital assets by allowing participants to confirm transactions without the need for a central certifying authority. When a participant requests a transaction, a peer-to-peer network consisting of computers, known as nodes, validate the transaction and the user’s status using known algorithms. After the transaction is verified, it is combined with other transactions to create a new block of data for the ledger. The new block is added to the existing blockchain in a way that is permanent and unalterable, and the transaction is complete.

Digital assets (also known as cryptocurrency) are a medium of exchange that uses encryption techniques to control the creation of monetary units and to verify the transfer of funds. Many consumers use digital assets because it offers cheaper and faster peer-to-peer payment options without the need to provide personal details. Every single transaction and the ownership of every single digital asset in circulation is recorded in the blockchain. Miners use powerful computers that tally the transactions to run the blockchain. These miners update each time a transaction is made and ensure the authenticity of information. The miners receive a transaction fee for their service in the form of a portion of the new digital “coins” that are issued.

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Competition

Subject to raising additional capital, our digital asset initiatives will compete with other industry participants that focus on investing in and securing the Blockchains of bitcoin and other digital assets. Market and financial conditions, and other conditions beyond the Company’s control, may make it more attractive to invest in other entities, or to invest in bitcoin or digital assets directly. Companies have raised substantial capital this year seeking to enter the digital assets business. Our lack of capital is a competitive disadvantage.

Patent Enforcement Litigation

As of March 31, 2019, we were not involved in any active patent enforcement litigation.

Employees

As of March 31, 2019, we had 3 full-time employees. We believe our employee relations to be good.

Recent Developments

Reverse Stock Split

On April 8, 2019, the Company effected a 1:4 reverse stock split of its issued and outstanding common stock and all equity instrument numbers in this prospectus have been adjusted to account for this reverse stock split.

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Lease and Purchase of Digital Asset Mining Servers

On February 7, 2018, Marathon Crypto Mining, Inc. (“MCM”), a Nevada corporation and wholly owned subsidiary of the Company, entered into an agreement to acquire 1,400 Bitmain’s Antminer S9 miners (“Antminer S9s”).

On February 12, 2018, in connection with the intended mining operations of MCM, the Company assumed a lease contract dated November 11, 2017 (the “Lease Agreement”) by and between 9349-0001 Quebec Inc. (the “Lessor”) and Blocespace Inc., formerly known as Cryptoespace Inc. (the “Lessee”). Pursuant to the Lease Agreement, among other things, the Lessee leases a building of 26,700 square feet (the “Property”) in Quebec, Canada, for an initial term of five (5) years (the “Term”), commencing on December 1, 2017 and terminating on November 30, 2022. The Lessee shall pay a monthly rent of $10,012.50 plus tax, or an annual rent of $120,150.00 plus tax (“Yearly Rent”). At the signing of the Lease Agreement, the Lessee paid the Lessor a deposit equal to the Yearly Rent which amount will be dispersed during the Term as set forth in the Lease Agreement.

The Lessee assigned the Lease Agreement to MCM pursuant to an Assignment and Assumption Agreement (the “Assignment”) by and between the Company and the Lessee’s parent company, Bloctechnologies Canada Inc. Subject to the terms and conditions of the Assignment, MCM agreed to observe all the covenants and conditions of the Lease Agreement, including the payment of all rents due. The Company shall be responsible for all necessary capital expenditures in connection with capital improvements to the Property to set up MCM’s mining operations.

The 1,400 Antminer S9s were delivered to the Property and installation commenced on or about March 7, 2018, with the commencement of digital asset mining shortly thereafter.

GBV Merger Termination

On April 3, 2018, the Company and GBV entered into the Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”), which amends certain terms, among others, in the Merger Agreement, as follows: (i) the Outside Closing Date, as amended, shall be further extended to ninety (90) days from April 3, 2018, subject to consecutive 30-day extensions upon mutual written consent of the Parties; (ii) the Company Shareholders shall receive 17,500,000 Parent Common Shares (reduced from 31,668,639 Parent Common Shares) on a fully diluted basis, which include any Parent Common Shares underlying the Parent’s Series C Preferred Stock issuable in lieu of the Parent Common Shares at the election of the Company Shareholders who would own more than 2.49% of the Parent Common Shares as a result of the Merger; and (iii) in the event that the Merger fails to close by August 9, 2018 or the Company’s Shareholders vote not to approve the Merger, the Parent will issue to the Company, an aggregate of 3,000,000 Parent Common Shares to reimburse GBV for its costs and expenses. All capitalized terms otherwise not defined herein shall have the meanings set forth in the Amended Merger Agreement.

On July 3, 2018, the board has determined that it is in the best interests of the Company and its shareholders to allow the Amended Merger Agreement to expire on its current termination date of June 28, 2018 without further negotiation or extension. The Board approved to issue 750,000 shares of the Company’s common stock to GBV as a termination fee for the Company canceling the proposed merger between the two companies.

Feinberg Litigation

On March 27, 2018, Jeffrey Feinberg, purportedly joined by the Jeffrey L. Feinberg Personal Trust and the Jeffrey L. Feinberg Family Trust, filed a complaint against the Company and certain of its former officers and directors. The complaint was filed in the Supreme Court of the State of New York, County of New York. The plaintiffs purported to state claims under Sections 11, 12(a)(2) and 15 of the federal Securities Act of 1933 and common law claims for “actual fraud and fraudulent concealment,” constructive fraud, and negligent misrepresentation, seeking unspecified money damages (including punitive damages), as well as costs and attorneys’ fees, and equitable or injunctive relief. On June 15, 2018, the defendants filed a motion to dismiss all claims asserted in the complaint and, on July 27, 2018, the plaintiffs filed an opposition to that motion. The court heard argument on the motion and, on January 15, 2019, the court granted the motion to dismiss, allowing 30 days for the filing of an amended complaint. On February 15, 2019, Jeffrey Feinberg, individually and as trustee of the Jeffrey L. Feinberg Personal Trust, and Terrence K. Ankner, as trustee of the Jeffrey L. Feinberg Family Trust, filed an amended complaint that purports to state the same claims and seeks the same relief sought in the original complaint. On March 7 and 22, 2019, defendants filed motions to dismiss the amended complaint and on April 5, 2019, plaintiffs filed an opposition to those motions. The court has tentatively scheduled oral argument on the motions to dismiss on July 9, 2019.

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Ramirez Litigation

On July 20, 2018, Tony Ramirez filed a complaint against the Company and certain of its former directors. The complaint was filed in the United States District Court for the Central District of California. Mr. Ramirez alleged that he was a shareholder of the Company and purported to assert a single claim under Section 14(a) of the Securities and Exchange Act of 1934 and SEC Rule 14a-9 promulgated thereunder. The parties entered into a “Settlement Agreement and Mutual Release” and the case was voluntarily dismissed with prejudice on December 17, 2018.

Amazon Litigation

As part of the cancellation of certain indebtedness owed to Fortress Investment Group, LLC, we transferred ownership of various patents, including U.S. Patent No. 7,177,798, commonly referred to as “Patent 798.” Fortress created a new Special Purpose Entity, CF Dynamic Advances LLC, in which we own a 30% interest. In May 2018, Rensselaer Polytechnic Institute and CF Dynamic Advances LLC filed a complaint against Amazon.com, Inc. in the United States District Court for the Northern District of New York, which alleges, among other things, that “Alexa Voice Software and Alexa enabled devices” infringe U.S. Patent No. 7,177,798, entitled “Natural Language Interface Using Constrained Intermediate Dictionary of Results.” The complaint seeks an injunction, monetary damages, an ongoing royalty, pre- and post-judgment interest, attorneys’ fees, and costs. If plaintiffs are successful, and if the recoveries or settlement proceeds are sufficient following litigation expenses and recovery of amounts due in connection with the cancelled loan, the special purpose entity could be entitled to a portion of the net proceeds. There can be no assurance that the plaintiff will be successful or that any recoveries will exceed amounts due under the debt settlement arrangements or that our 30% interest in the special purpose entity will have any value even if the plaintiffs are successful in their case against Amazon.

Other than as disclosed herein, we know of no other material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation other than in the normal course of business.

Liquidity and Capital Resources

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had an accumulated deficit of approximately $102.1 and 103.1 million respectively at December 31, 2018 and March 31, 2019 respectively, a net loss of approximately $12.8 million and $1.0 million, respectively, and approximately $8.2 million and $0.8 million, respectively, net cash used in operating activities for the year ended December 31, 2018 and the three months ended March 31, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At December 31, 2018, the Company’s cash and cash equivalents balances totaled $2.6 million compared to $14.9 million at December 31, 2017. At March 31, 2019, the Company’s cash and cash equivalents balances totaled $2.0 million.

Net working capital decreased by $6.6 million, to $0.7 million at December 31, 2018 from $7.4 million at December 31, 2017. Net working capital decreased by $0.6 million, to $0.1 million at March 31, 2019 from $0.7 million at December 31, 2018.

Cash used in operating activities was $8.2 million during the year ended December 31, 2018 and cash used in operating activities of $10.8 million during the year ended December 31, 2017. Cash used in operating activities was $0.8 million during the three months ended March 31, 2019 and cash used in operating activities of $3.7 million during the three months ended March 31, 2018.

Cash used in investing activities was $4.2 million during the year ended December 31, 2018 and cash provided by investing activities of $7,788 for the year ended December 31, 2017. Cash used in investing activities was $0.2 million during the three months ended March 31, 2019 and $5.9 million for the three months ended March 31, 2018.

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Cash provided by financing activities was $0 during the year ended December 31, 2018 compared to cash provided by financing activities in the amount of $20.4 million during the year ended December 31, 2017. Cash provided by financing activities for the three months ended March 31, 2019 and 2018 was $0. Cash provided by financing activities for the year ended December 31, 2017 resulted from proceeds from issuance of notes payable, the sale of common stock issued pursuant to an ATM offering, offset by payments made for notes payable.

Based on our current revenue and profit projections, we are uncertain that our existing cash will be sufficient to fund its operations through at least the next twelve months, raising substantial doubt regarding our ability to continue operating as a going concern. If we do not meet our revenue and profit projections or the business climate turns negative, then we will need to:

●	raise additional funds to support our operations; provided, however, there is no assurance that we will be able to raise such additional funds on acceptable terms, if at all. If we raise additional funds by issuing securities, existing stockholders may be diluted; and

●	review strategic alternatives.

If adequate funds are not available, we may be required to curtail our operations or other business activities or obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain technologies or potential markets.

Accounting for Digital Currencies

The lack of U.S. Generally Accepted Accounting Principles (U.S. GAAP) instruction regarding the proper accounting treatment of digital currency assets has created uncertainty regarding the reporting and proper asset classification of digital currency holdings. Management intends to exercise its business judgment in determining appropriate accounting treatment for the recognition of revenue from mining of digital currencies. Management, in conjunction with its outside public accountants and its auditors, has examined various factors surrounding the substance of the Company’s operations and the available guidance published for public company accounting practices in Accounting Standards Codification.

The Company intends to account for its digital currency assets as indefinite life intangible assets. An intangible asset with an indefinite useful life is not amortized, but rather is assessed for impairment annually, or more frequently, when events or changes in circumstances occur which indicate that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company will have the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. Realized gain or loss on the sale of digital currencies is included in other income or expenses in the Company’s statements of operations.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2018, as amended, and each subsequent filed quarterly report on Form 10-Q and current reports on Form 8-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future.

In addition to those risk factors incorporated by reference herein, the Company has identified the following uncertainties and risk factors which may affect our business:

The price of our common stock may be influenced by the market price of digital currencies, among other factors, which may be susceptible to wide swings in value.

Digital currency market prices, in particular that of bitcoin, which represents our primary digital currency asset, have experienced significant short- and long-term fluctuations in value. There is no assurance that the price of digital currencies (i.e. bitcoin) may not have an adverse effect on the price of our common stock, despite management’s best efforts to pursue the Company’s core businesses. This is because the value and price of our common stock, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of digital currencies or the blockchain generally, factors over which the Company has little or no influence or control. The Company’s share price may also be subject to pricing volatility due to supply and demand factors associated with few or limited public company options for investment in the digital currency industry.

Digital currency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of digital currencies, or the Company or its share price, inflating and making their market prices more volatile or creating “bubble” type risks. As of the date of this prospectus, the trading price of bitcoin and other digital currencies has experienced significant decline and the trading price of our common stock has experienced a similar decline. If the trading price of the Company’s common stock declines below NASDAQ listing standards for an extended period our common stock could be suspended or delisted from the NASDAQ exchange.

Future sales and issuances of our equity securities or rights to purchase our equity securities would result in additional dilution of the percentage ownership of our stockholders.

Our stockholders may experience substantial dilution as we raise additional capital through issuances of equity securities. We may, from time to time, sell common stock, preferred stock, warrants, units, options or convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, preferred stock, warrants, units, options or convertible securities or other equity securities in more than one transaction, investors may be further diluted by subsequent sales. Management believes additional capital must be raised to continue executing the Company’s strategic plans. Management believes potential shareholder dilution resulting from the Company’s capital raising activities will be offset by increases in Company value and corresponding increases in the trading price of our common stock. Management cannot, however, guarantee that such sales will not result in material dilution to our existing stockholders, and further notes that new investors could gain rights superior to existing stockholders.

Currently, there is relatively small use of bitcoins in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in the Company.

A significant portion of bitcoin demand is generated by speculators and investors seeking to profit from the short or long-term holding of bitcoins. A lack of expansion by bitcoins into retail and commercial markets, or alternative uses, may result in increased volatility or a reduction in the price of bitcoin, either of which could adversely impact the market price of digital currencies and may cause the trading price of our common stock to decline. Furthermore, no assurance can be made that, as markets for the exchange of digital currencies develop and mature, the inherent insubstantiality of stateless currency will not continue to contribute to the volatility of its conversion price to State-backed fiat currencies.

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Banks and financial institutions may not provide banking services, or may cut off existing services, to businesses that provide digital currency related services or accept payment in the form of digital currencies, including financial institutions of investors in our securities.

A number of companies that provide digital currency related services have been unable to contract with banks or other similar financial institutions to provide such companies with banking services. Similarly, a number of companies and individuals associated with digital currencies and the provision of digital currency related services have had their existing banking services relationships terminated as a result of their association with digital currencies. Accordingly, the Company recognizes that its relationships with banking institutions could be subject to reconsideration and even termination, depending on their internal controls and practices vis-à-vis digital currencies.

Many businesses and individuals in the digital currencies field may experience difficulty in finding banking services which may have an adverse effect on the usefulness of digital currencies as a payment system, and further, that such lack of broad based acceptance may cause further harm to the public perception of digital currencies. These acceptance issues pervade the market for digital currencies and could act as an artificial deflationary pressure on the price of our digital currency assets and the overall trading price of our common stock.

The lack of broad base acceptance of digital currencies by banking institutions could result in increased compliance costs, risk of loss, and adverse governmental regulatory action of our activities such that out business operations and projections may be significantly adversely affected. This risk may also apply to underwriters, brokers, and ultimate holders of our securities, as our involvement in the digital currencies sector may be linked to our investors through our securities. Enforcement action by any governmental or quasi-governmental organization that prevents us from readily converting digital currencies into State-backed fiat currencies could have a material adverse effect on our Company.

If we are unable to attract major brokerage firms, we could have difficulty selling our common stock.

If we are unable to attract the interest of major brokerage firms through the value of our Company, we may be unable to secure their confidence and recommendation to purchase our common stock. The absence of such coverage may depress or otherwise slow the development of a robust market for our common stock, slowing our ability to raise capital.

The online nature of the block chain exchanges will expose them to risks of third party hacking attacks, which, due to the nature of Blockchain technologies, may result in irreversible or unrecoverable losses to exchange users.

The online marketplace has long been subject to hackers and other malicious actors. The Company’s business is an online-based platform and will be subject to these same hacking risks. The Company has written and maintains a cybersecurity policy that outlines an extensive list of controls and supervisory practices in place reasonably designed to diligently supervise the risks of unauthorized access or attack of its information technology systems, and to respond appropriately should unauthorized access or cyber-attack occur. The Company, in conjunction with its third party vendors, will continually work to improve existing security protocols and develop new security techniques and software to address future threats to the platform, its users and valuable assets. The Company’s policy of air-gapping its digital assets from the internet to the extent possible means that its digital currency assets should not be reached by an online penetration of its security framework, thereby limiting the impact of a hacking event on the overall Company. The platform will have similar air-gapping and private key protections for its users’ digital currency wallets. As such, similar hacking attacks should have limited success in illegally transferring user data and digital currency assets if they gain illegal access to the platform.

Although the Company will implement these anti-hacking measures, the platform remains exposed to risks from: DDoS attacks to limit the availability of exchange services or otherwise disrupt normal operations; account takeover attempts in which the platform users are targeted by hackers or other illegal actors to gain access to login credentials, which could allow the illicit user to transfer user assets held via the platform or commit other fraud; targeted software exploits designed to take advantage of vulnerabilities and flaws in the underlying software components of the exchange, digital wallets, and web services provided to the platform over which the Company has little to no control in order to gain access to or transfer of user digital currency assets; potential misdirection of funds and assets by online “spoofers” posing as the platform representatives, by man in the middle interceptions of the digital transfers similar to wire-tapping, browser session tampering in which the user’s internet service provider is compromised, and malware that is designed or may be designed to target the digital signal of digital currency exchanges in order to redirect exchanged assets away from their intended recipients; phishing activities in which user login credentials are stolen; natural disasters temporarily or permanently disabling our physical servers; human error and insider threats to our servers and the platform; and other unforeseen or unforeseeable threats to the platform. The occurrence of any one or a number of these risk factors could have a material negative impact on our business, resulting in a decline in the trading price of shares of our common stock. Should this occur, our investors could lose some or all of their investment in our common stock; accordingly, investors in our Company should seriously consider these risk factors when considering investing in our Company.

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Regulatory action against existing bitcoin and other digital currency exchanges may have a detrimental effect on the acceptance and widespread use of our planned digital currency exchange, the platform.

In recent years, a number of bitcoin exchanges have been closed by governmental regulatory action due to alleged fraud and security breaches. Some investors were not compensated for the loss of their account balances on these exchanges. While our planned exchange is being developed to be licensed by the appropriate U.S. governmental and quasi-governmental regulatory authorities prior to launch, its planned scope will make it a desirable target for malware, DDoS, and other hacking attacks, which could lead to regulatory backlash against the platform. The Company is working with its regulators to ensure alignment with standards set for business in the same sector for compliance, fraud prevention, and cybersecurity. The Company cannot, however, predict or prevent all future threats and acknowledges that digital currency exchanges are possibly exposed to the following risks: denial of service attacks, account takeover attempts, software exploits due to vulnerabilities and flaws, potential misdirection of funds and assets, phishing, natural disasters, human error, insider threats and other factors that can render the exchange of digital currency untrustworthy.

Additionally, international action against bitcoin exchanges has been harsh; China has moved to shut down all digital currency exchanges operating within its borders. Until such action was announced, mainland China and Hong Kong were responsible for a majority of global digital currency transactions. We are aware of the threat posed by governmental and quasi-governmental regulators to the short and long-term success of the platform, and we have taken steps to mitigate these risks by working closely with U.S. and state regulators to obtain all proper licenses and approvals prior to the launch of the platform. The Company cannot mitigate against, or even fully anticipate, all regulatory actions which may be taken against it or the digital currency sector as a whole in the future, and such risks pose a threat to the success of our business operations. Further, the Company’s efforts to mitigate against hacking attacks are necessarily limited by the present knowledge of various malware designs and other hacking methods; the remains the possibility that future unforeseeable hacking techniques could harm the platform. Furthermore, occurrence of these hacking attacks may trigger regulatory backlash, which could temporarily suspend or even shut down operation of the platform. We believe such regulatory actions will be less common in the future as digital currencies continue to gain acceptance, however, such enforcement actions presently pose a risk to the value of our planned exchange, the platform, and to the trading price of our common stock. Should any of these risk factors (or other unforeseen risk factors) occur, the Company may suffer substantial material harm, which may have a negative effect on the trading price of our common stock.

We may not have adequate recourse against third parties if our bitcoins and other digital currency assets are lost, stolen or destroyed.

The online nature of digital currencies such as bitcoins and their immutability poses a unique threat to their security. We have implemented robust security measures to minimize the exposure of our digital currencies to such risks including, without limitation, cold storage procedures to “air-gap” our digital currency keys from the internet. These measures are not perfect and improper access to and transfer of our digital current assets may still occur despite our security measures. By their nature, bitcoin transactions are largely irreversible. Our recourse in the event of theft or other loss is limited to our ability to secure restitution from the improper transferors or transferees of our digital currency assets. Recovery from such individuals may be limited by a number of factors including, without limitation, our ability to locate and identify both the transferors and transferees. This risk may pose a threat to the trading price of our common stock, and the occurrence of such an event could have a materially adverse effect on our business and operations.

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Since there has been limited precedence set for financial accounting of digital assets other than digital securities, it is unclear how we will be required to account for digital asset transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets other than digital securities, it is unclear how we will be required to account for digital asset transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation.

The further development and acceptance of digital asset networks and other digital assets, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of digital asset systems may adversely affect an investment in us.

Digital assets such as bitcoins and ether, that may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the digital asset networks are prominent, but not unique, parts. The growth of the digital asset industry in general, and the digital asset networks of bitcoin and ether in particular, are subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the digital asset networks, include:

●	continued worldwide growth in the adoption and use of bitcoins and other digital assets;

●	government and quasi-government regulation of bitcoins and other digital assets and their use, or restrictions on or regulation of access to and operation of the digital asset network or similar digital assets systems;

●	the maintenance and development of the open-source software protocol of the bitcoin network and ether network;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	general economic conditions and the regulatory environment relating to digital assets; and
●	the impact of regulators focusing on digital assets and digital securities and the costs associated with such regulatory oversight.

A decline in the popularity or acceptance of the digital asset networks of bitcoin or ether, or similar digital asset systems, could adversely affect an investment in us.

If we acquire digital securities, even unintentionally, we may violate the Investment Company Act of 1940 and incur potential third-party liabilities .

As this prospectus discloses, there is an increased regulatory examination of digital assets and digital securities. This has led to regulatory and enforcement activities. In order to limit our acquisition of digital securities to stay within the 40% threshold, we will examine the manner in which digital assets were initially marketed to determine if they may be deemed digital securities and subject to federal and state securities laws. Even if we conclude that a particular digital asset such as ether or bitcoin is not a security under the Securities Act, certain states including California take a stricter view of the term “investment contract” which means the digital asset may have violated applicable state securities laws. This will result in increased compliance costs and legal fees. If our examination of a digital asset is incorrect, we may incur regulatory penalties and private investor liabilities.

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Currently, there is relatively small use of digital assets in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in us.

As relatively new products and technologies, digital assets and the blockchain networks on which they exist have only recently become widely accepted as a means of payment for goods and services by many major retail and commercial outlets, and use of digital assets by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of such digital assets. A lack of expansion of digital assets into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the price of all or any digital asset, either of which could adversely impact an investment in us.

Significant contributors to all or any digital asset network could propose amendments to the respective network’s protocols and software that, if accepted and authorized by such network, could adversely affect an investment in us.

For example, with respect to bitcoins network, a small group of individuals contribute to the Bitcoin Core project on GitHub.com. This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. These individuals can propose refinements or improvements to the bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the bitcoin network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin. Proposals for upgrades and discussions relating thereto take place on online forums. For example, there is an ongoing debate regarding altering the blockchain by increasing the size of blocks to accommodate a larger volume of transactions. Although some proponents support an increase, other market participants oppose an increase to the block size as it may deter miners from confirming transactions and concentrate power into a smaller group of miners. To the extent that a significant majority of the users and miners on the bitcoin network install such software upgrade(s), the bitcoin network would be subject to new protocols and software that may adversely affect an investment in the Shares. In the event a developer or group of developers proposes a modification to the bitcoin network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result. This is known as a “hard fork.” In such a case, the “hard fork” in the blockchain could materially and adversely affect the perceived value of digital assets as reflected on one or both incompatible blockchains, which may adversely affect an investment in us.

Forks in a digital asset network may occur in the future which may affect the value of digital assets held by us.

For example, on August 1, 2017 bitcoin’s blockchain was forked and Bitcoin Cash was created. The fork resulted in a new blockchain being created with a shared history, and a new path forward. Bitcoin Cash has a block size of 8mb and other technical changes. On October 24, 2017, bitcoin’s blockchain was forked and Bitcoin Gold was created. The fork resulted in a new blockchain being created with a shared history, and new path forward, Bitcoin Gold has a different proof of work algorithm and other technical changes. The value of the newly created Bitcoin Cash and Bitcoin Gold may or may not have value in the long run and may affect the price of bitcoin if interest is shifted away from bitcoin to the newly created digital assets. The value of bitcoin after the creation of a fork is subject to many factors including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future. As such, the value of bitcoin could be materially reduced if existing and future forks have a negative effect on bitcoin’s value. If a fork occurs on a digital asset network which we are mining or hold digital assets in it may have a negative effect on the value of the digital asset and may adversely affect an investment in us.

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For example, the open-source structure of the bitcoin network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the bitcoin network and an investment in us.

The bitcoin network for example operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open source project, bitcoin is not represented by an official organization or authority. As the bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the bitcoin network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the bitcoin network may reduce incentives to address the issues adequately or in a timely manner. Changes to a digital asset network which we are mining on may adversely affect an investment in us.

If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any digital asset network, including the bitcoin network or ether network, it is possible that such actor or botnet could manipulate the blockchain in a manner that adversely affects an investment in us.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any digital asset network, including the bitcoin network or ether network, it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new digital assets or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own digital assets (i.e., spend the same digital assets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power or the digital asset community does not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Such changes could adversely affect an investment in us.

For example, in late May and early June 2014, a mining pool known as GHash.io approached and, during a 24- to 48-hour period in early June may have exceeded, the threshold of 50 percent of the processing power on the bitcoin network. To the extent that GHash.io did exceed 50 percent of the processing power on the network, reports indicate that such threshold was surpassed for only a short period, and there are no reports of any malicious activity or control of the blockchain performed by GHash.io. Furthermore, the processing power in the mining pool appears to have been redirected to other pools on a voluntary basis by participants in the GHash.io pool, as had been done in prior instances when a mining pool exceeded 40 percent of the processing power on the bitcoin network.

The approach towards and possible crossing of the 50 percent threshold indicate a greater risk that a single mining pool could exert authority over the validation of digital asset transactions. To the extent that the digital assets ecosystems do not act to ensure greater decentralization of digital asset mining processing power, the feasibility of a malicious actor obtaining in excess of 50 percent of the processing power on any digital asset network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact an investment in us.

If the award of digital assets for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending hashrate to solve blocks and confirmations of transactions on the blockchain could be slowed temporarily. A reduction in the hashrate expended by miners on any digital asset network could increase the likelihood of a malicious actor obtaining control in excess of fifty percent (50%) of the aggregate hashrate active on such network or the blockchain, potentially permitting such actor to manipulate the blockchain in a manner that adversely affects an investment in us.

As the award of new digital assets for solving blocks declines, and if transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. For example, the current fixed reward on the bitcoin network for solving a new block is twelve and a half (12.5) bitcoins per block; the reward decreased from twenty-five (25) bitcoin in July 2016. It is estimated that it will halve again in about four (4) years. This reduction may result in a reduction in the aggregate hashrate of the bitcoin network as the incentive for miners will decrease. Moreover, miners ceasing operations would reduce the aggregate hashrate on the bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions) and make the bitcoin network more vulnerable to a malicious actor obtaining control in excess of fifty (50) percent of the aggregate hashrate on the bitcoin network. Periodically, the bitcoin network has adjusted the difficulty for block solutions so that solution speeds remain in the vicinity of the expected ten (10) minute confirmation time targeted by the bitcoin network protocol.

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Marathon believes that from time to time there will be further considerations and adjustments to the bitcoin network, and others, including the ether network, regarding the difficulty for block solutions. More significant reductions in aggregate hashrate on digital asset networks could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or aggregate hashrate of any digital asset network may negatively impact the value of digital assets, which will adversely impact an investment in us.

To the extent that the profit margins of digital asset mining operations are not high, operators of digital asset mining operations are more likely to immediately sell their digital assets earned by mining in the digital asset exchange market, resulting in a reduction in the price of digital assets that could adversely impact an investment in us.

Over the past two years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation servers. Currently, new processing power brought onto the digital asset networks is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated machines. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell digital assets earned from mining operations on the digital asset exchange market, whereas it is believed that individual miners in past years were more likely to hold newly mined digital assets for more extended periods. The immediate selling of newly mined digital assets greatly increases the supply of digital assets on the digital asset exchange market, creating downward pressure on the price of each digital asset.

The extent to which the value of digital assets mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined digital assets rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold into the digital asset exchange market more rapidly, thereby potentially reducing digital asset prices. Lower digital asset prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of digital assets until mining operations with higher operating costs become unprofitable and remove mining power from the respective digital asset network. The network effect of reduced profit margins resulting in greater sales of newly mined digital assets could result in a reduction in the price of digital assets that could adversely impact an investment in us.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in that digital asset network, which could adversely impact an investment in us.

To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain. Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions and a loss of confidence in certain or all digital asset networks, which could adversely impact an investment in us.

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The acceptance of digital asset network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in any digital asset network could result in a “fork” in the respective blockchain, resulting in the operation of two separate networks until such time as the forked blockchains are merged. The temporary or permanent existence of forked blockchains could adversely impact an investment in us.

Digital asset networks are open source projects and, although there is an influential group of leaders in, for example, the bitcoin network community known as the “Core Developers,” there is no official developer or group of developers that formally controls the bitcoin network. Any individual can download the bitcoin network software and make any desired modifications, which are proposed to users and miners on the bitcoin network through software downloads and upgrades, typically posted to the bitcoin development forum on GitHub.com. A substantial majority of miners and bitcoin users must consent to those software modifications by downloading the altered software or upgrade that implements the changes; otherwise, the changes do not become a part of the bitcoin network. Since the bitcoin network’s inception, changes to the bitcoin network have been accepted by the vast majority of users and miners, ensuring that the bitcoin network remains a coherent economic system; however, a developer or group of developers could potentially propose a modification to the bitcoin network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the bitcoin network. In such a case, and if the modification is material and/or not backwards compatible with the prior version of bitcoin network software, a fork in the blockchain could develop and two separate bitcoin networks could result, one running the pre-modification software program and the other running the modified version (i.e., a second “bitcoin” network). Such a fork in the blockchain typically would be addressed by community-led efforts to merge the forked blockchains, and several prior forks have been so merged. This kind of split in the bitcoin network could materially and adversely impact an investment in us and, in the worst case scenario, harm the sustainability of the bitcoin network’s economy.

Intellectual property rights claims may adversely affect the operation of some or all digital asset networks.

Third parties may assert intellectual property claims relating to the holding and transfer of digital assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in some or all digital asset networks’ long-term viability or the ability of end-users to hold and transfer digital assets may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing some or all digital asset networks or holding or transferring their digital assets. As a result, an intellectual property claim against us or other large digital asset network participants could adversely affect an investment in us.

The digital asset exchanges on which digital assets trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the digital asset exchanges representing a substantial portion of the volume in digital asset trading are involved in fraud or experience security failures or other operational issues, such digital asset exchanges’ failures may result in a reduction in the price of some or all digital assets and can adversely affect an investment in us.

The digital asset exchanges on which the digital assets trade are new and, in most cases, largely unregulated. Furthermore, many digital asset exchanges (including several of the most prominent USD denominated digital asset exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, digital asset exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading.

For example, over the past 4 years, a number of bitcoin exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such bitcoin exchanges. While smaller bitcoin exchanges are less likely to have the infrastructure and capitalization that make larger bitcoin exchanges more stable, larger bitcoin exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). Further, the collapse of the largest bitcoin exchange in 2014 suggests that the failure of one component of the overall bitcoin ecosystem can have consequences for both users of a bitcoin exchange and the bitcoin industry as a whole.

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More recently, the Wall Street Journal has reported that China will shut down bitcoin exchanges and other virtual currency trading platforms. The article reported that China has accounted for the bulk of global bitcoin trading.

A lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the digital asset networks and result in greater volatility in digital asset values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in us.

Political or economic crises may motivate large-scale sales of digital assets, which could result in a reduction in some or all digital assets’ values and adversely affect an investment in us.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of digital assets either globally or locally. Large-scale sales of digital assets would result in a reduction in their value and could adversely affect an investment in us.

Demand for ether and bitcoin is driven, in part, by their status as the two most prominent and secure digital assets. It is possible that digital assets other than ether and bitcoin could have features that make them more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for ether and bitcoin, which could have a negative impact on the price of ether and bitcoin and adversely affect an investment in us.

Bitcoins and ether, as assets, hold “first-to-market” advantages over other digital assets. This first-to-market advantage is driven in large part by having the largest user bases and, more importantly, the largest combined mining power in use to secure their respective blockchains and transaction verification systems. Having a large mining network results in greater user confidence regarding the security and long-term stability of a digital asset’s network and its blockchain; as a result, the advantage of more users and miners makes a digital asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

As of November 21, 2017, there were over 1,300 alternate digital assets tracked by CoinMarketCap, having a total market capitalization (including the market capitalization of ether and bitcoin) of approximately $245 billion, using market prices and total available supply of each digital asset. This included digital assets using a “proof of work” mining structure similar to bitcoin, and those using a “proof of stake” transaction verification system that is different than bitcoin’s mining system (e.g., Peercoin, Bitshares and NXT). As of November 21, 2017, bitcoin’s $138 billion market capitalization was approximately four (4) times the size of the $35 billion market cap of ether, the second largest proof-of-work digital asset. Despite the marked first-mover advantage of the bitcoin network over other digital asset networks, it is possible that another digital asset could become materially popular due to either a perceived or exposed shortcoming of the bitcoin network protocol that is not immediately addressed by the bitcoin contributor community or a perceived advantage of an altcoin that includes features not incorporated into bitcoin. If a digital asset obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce bitcoin’s market share as well as other digital assets we may become involved in and have a negative impact on the demand for, and price of, such digital assets and could adversely affect an investment in us.

Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our bitcoins.

The history of digital asset exchanges has shown that exchanges and large holders of digital assets must adapt to technological change in order to secure and safeguard their digital assets. We rely on Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our digital assets from theft, loss, destruction or other issues relating to hackers and technological attack. Our digital assets will also be moved to various exchanges in order to exchange them for fiat currency during which time we’ll be relying on the security of such exchanges to safeguard our digital assets. We believe that it may become a more appealing target of security threats as the size of our bitcoin holdings grow. To the extent that either Bitgo Inc. or we are unable to identify and mitigate or stop new security threats, our digital assets may be subject to theft, loss, destruction or other attack, which could adversely affect an investment in us.

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Security threats to us could result in, a loss of our digital assets, or damage to the reputation and our brand, each of which could adversely affect an investment in us.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the digital asset exchange markets, for example since the launch of the bitcoin network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our digital assets. Any breach of our infrastructure could result in damage to our reputation which could adversely affect an investment in us. Furthermore, we believe that, as our assets grow, it may become a more appealing target for security threats such as hackers and malware.

We primarily rely on Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our digital assets from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, Bitgo Inc.’s security system may not be impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God will be borne by us. Our digital assets will also be stored with exchanges such as Kraken, Bitfinex, Itbit and Coinbase and others prior to selling them.

The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our, private keys, data or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect an investment in us.

In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in us.

A loss of confidence in our security system, or a breach of our security system, may adversely affect us and the value of an investment in us.

We will take measures to protect us and our digital assets from unauthorized access, damage or theft; however, it is possible that the security system may not prevent the improper access to, or damage or theft of our digital assets. A security breach could harm our reputation or result in the loss of some or all of our digital assets. A resulting perception that our measures do not adequately protect our digital assets could result in a loss of current or potential shareholders, reducing demand for our Common Stock and causing our shares to decrease in value.

Digital Asset transactions are irrevocable and stolen or incorrectly transferred digital assets may be irretrievable. As a result, any incorrectly executed digital asset transactions could adversely affect an investment in us.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the respective digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft. Although our transfers of digital assets will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our digital assets could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or are incapable of identifying the third party which has received our digital assets through error or theft, we will be unable to revert or otherwise recover incorrectly transferred Company digital assets. To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect an investment in us.

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The limited rights of legal recourse against us, and our lack of insurance protection expose us and our shareholders to the risk of loss of our digital assets for which no person is liable.

The digital assets held by us are not insured. Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and, consequently, an investment in us.

Digital assets held by us are not subject to FDIC or SIPC protections.

We do not hold our digital assets with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”) and, therefore, our digital assets are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

We may not have adequate sources of recovery if our digital assets are lost, stolen or destroyed.

If our digital assets are lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of ours.

The sale of our digital assets to pay expenses at a time of low digital asset prices could adversely affect an investment in us.

We may sell our digital assets to pay expenses on an as-needed basis, irrespective of then-current prices. Consequently, our digital assets may be sold at a time when the prices on the respective digital asset exchange market are low, which could adversely affect an investment in us.

Regulatory changes or actions may restrict the use of bitcoins or the operation of the bitcoin network in a manner that adversely affects an investment in us.

Until recently, little or no regulatory attention has been directed toward bitcoin and the bitcoin network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, the Commission, FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the bitcoin network, bitcoin users and the bitcoin exchange market.

On July 25, 2017, the Commission issued its Report of Investigation, or “Report,” which concluded that digital assets or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report focused on the activities of ether, which is a prominent digital asset. The Report emphasized that whether a digital asset is a security is based on the facts and circumstances. Although our activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad, and there can be no assurances that the Commission will not take enforcement action against us in the future including for the sale of unregistered securities in violation of the Securities Act or acting as an unregistered investment company in violation of the Investment Company Act. The Commission has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. More recently, the Commission suspended trading in three digital asset public companies. The CFTC has determined that bitcoin and other virtual currencies are commodities and the sale of derivatives based on digital currencies must be done in accordance with the provisions of the CEA and CFTC regulations. Also of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value” that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” To the extent that bitcoin itself is determined to be a security, commodity future or other regulated asset, or to the extent that a U.S. or foreign government or quasi-governmental agency exerts regulatory authority over the bitcoin or bitcoin trading and ownership, trading or ownership in bitcoin or an investment in us may be adversely affected.

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The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a bitcoin exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC. In 2017, the CFTC stated that it would consider bitcoin and other virtual currencies as commodities or derivatives depending on the facts of the offering. The CME Group announced that it will permit trading of bitcoin futures on its exchanges as early as December 2017.

Local state regulators such as the New York State Department of Financial Services, or NYSDFS, have also initiated examinations of bitcoin, the bitcoin network and the regulation thereof. In July 2014, the NYSDFS proposed the first U.S. regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” a Florida circuit court judge determined that bitcoin did not qualify as money or “tangible wealth,” and an opinion from the U.S. District Court for the Northern District of Illinois identified bitcoin as “virtual currency.” Additionally, two CFTC commissioners publicly expressed a belief that derivatives based on bitcoin are subject to the same regulation as those based on commodities, and the IRS released guidance treating bitcoin as property that is not currency for U.S. federal income tax purposes. Taxing authorities of a number of U.S. states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoin). The bill which indirectly authorizes bitcoin’s use as an alternative form of money in the state. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in “virtual currencies.” In September 2015, the bill was ordered to become an inactive file and as of the date of this registration statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in us or the ability of us to continue our operations.

Digital assets currently face an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany, where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, the bitcoin network and bitcoin users.

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Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In Australia, a GST (similar to the European value added tax (“VAT”)) is currently applied to bitcoin, forcing a ten (10%) percent markup on top of market price, essentially preventing the operation of any bitcoin exchange. This may be undergoing a change, however, since the Senate Economics References Committee and the Productivity Commission recommended that digital currency be treated as money for GST purposes to remove the double taxation. The United Kingdom determined that the VAT will not apply to bitcoin sales. In China, a recent government notice classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of bitcoin exchanges to operate in the then-second largest bitcoin market. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. In January 2017, the People’s Bank of China announced that it had found several violations, including margin financing and a failure to impose anti-money laundering controls, after on-site inspections of two China-based bitcoin exchanges. In response to the Chinese regulator’s oversight, the three largest China-based bitcoin exchanges, OKCoin, Huobi, and BTC China, started charging trading commission fees to suppress speculative trading and prevent price swings which resulted in a significant drop in volume on these exchanges. Since December 2013, China, Iceland, Vietnam and Russia have taken a more restrictive stance toward bitcoin and, thereby, have reduced the rate of expansion of bitcoin use in each country. In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized digital assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own digital currency, and the House of Lords and Bank of England started discussing the feasibility of creating a national virtual currency, the BritCoin. As of July 2016, Iceland was studying how to create a system in which all money is created by a central bank, and Canada was beginning to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments. On August 24, 2017, Canada issued guidance stating the sale of cryptocurrency may constitute an investment contract in accordance with Canadian law for determining if an investment constitutes a security. In July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. Russia recently issued several releases indicating they may begin regulating bitcoin and licensing miners and entities engaging in initial coin offerings. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin and other digital assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. In September 2017 Japan began regulating bitcoin exchanges and registered several such exchanges to operate within Japan. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and, in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the bitcoin network and its users, particularly bitcoin exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States and may therefore impede the growth of the bitcoin economy. On September 4, 2017, reports were published that China may begin prohibiting the practice of using cryptocurrency for capital fundraising. Additional reports have surfaced that China is considering regulating bitcoin exchanges by enacting a licensing regime wherein bitcoin exchanges may legally operate. In September 2017, the Financial Services Commission of South Korea released a statement that initial coin offerings would be prohibited as a fundraising tool. In June 2017, India’s government ruled in favor of regulating bitcoin and India’s ministry of Finance is currently developing rules for such regulation. Australia has previously introduced legislation to regulate bitcoin exchanges and increase anti-money laundering policies.

The effect of any future regulatory change on us, bitcoins, or other digital assets is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

It may be illegal now, or in the future, to acquire, own, hold, sell or use digital assets in one or more countries, and ownership of, holding or trading in our securities may also be considered illegal and subject to sanction.

Although currently digital assets are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use digital assets or to exchange digital assets for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in us.

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If regulatory changes or interpretations of our activities require our registration as a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to register and comply with such regulations. If regulatory changes or interpretations of our activities require the licensing or other registration of us as a money transmitter (or equivalent designation) under state law in any state in which we operate, we may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent Marathon decides to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease Marathon’s operations. Any termination of certain Company operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that the activities of Marathon cause it to be deemed a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, Marathon may be required to comply with FinCEN regulations, including those that would mandate Marathon to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that the activities of Marathon cause it to be deemed a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which Marathon operates, Marathon may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the NYSDFS has finalized its “BitLicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets. Starting January 1, 2016, New Hampshire requires anyone exchanges a digital currency for another currency must become a licensed and bonded money transmitter. In numerous other states, including Connecticut and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other digital assets. Marathon will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal or state regulatory obligations may cause Marathon to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, Marathon and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If Marathon is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate Marathon. Any such action may adversely affect an investment in us.

Current interpretations require the regulation of bitcoins under the CEA by the CFTC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoin derivatives are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us. No CFTC orders or rulings are applicable to our business.

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If regulatory changes or interpretations require the regulation of bitcoins under the Securities Act and Investment Company Act by the Commission, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. This would likely have a material adverse effect on us and investors may lose their investment.

Current and future legislation and the Commission rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. The Commission’s July 25, 2017 Report expressed its view that digital assets may be securities depending on the facts and circumstances. As of the date of this prospectus, we are not aware of any rules that have been proposed to regulate bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

To the extent that digital assets including ether, bitcoins and other digital assets we may own are deemed by the Commission to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude ether, bitcoins and other digital assets we may own are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not comply. As stated earlier in this prospectus, some states including California define the term “investment contract” more strictly than the Commission. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our operations. Any such action would likely adversely affect an investment in us and investors may suffer a complete loss of their investment.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoins as property for tax purposes (in the context of when such bitcoins are held as an investment), such determination could have a negative tax consequence on our Company or our shareholders.

Current IRS guidance indicates that digital assets such as ether and bitcoin should be treated and taxed as property, and that transactions involving the payment of ether or bitcoin for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may adversely affect an investment in our Company.

On December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to digital assets such as ether or bitcoins. The agency determined that New York State would follow IRS guidance with respect to the treatment of digital assets such as ether or bitcoin for state income tax purposes. Furthermore, they defined digital assets such as ether or bitcoin to be a form of “intangible property,” meaning the purchase and sale of ether or bitcoins for fiat currency is not subject to state income tax (although transactions of bitcoin for other goods and services maybe subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of digital assets such as ether or bitcoins for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences including the imposition of greater a greater tax burden on investors in bitcoin or imposing a greater cost on the acquisition and disposition of ether or bitcoin, generally; in either case potentially having a negative effect on prices in the digital asset exchange market and may adversely affect an investment in our Company.

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Foreign jurisdictions may also elect to treat digital assets such as ether or bitcoin differently for tax purposes than the IRS or the New York State Department of Taxation and Finance. To the extent that a foreign jurisdiction with a significant share of the market of ether or bitcoin users imposes onerous tax burdens on ether or bitcoin users, or imposes sales or value added tax on purchases and sales of ether or bitcoin for fiat currency, such actions could result in decreased demand for ether or bitcoins in such jurisdiction, which could impact the price of ether, bitcoin or other digital assets and negatively impact an investment in our Company.

The loss or destruction of a private key required to access a digital asset may be irreversible. Our loss of access to our private keys or our experience of a data loss relating to our Company’s digital assets could adversely affect an investment in our Company.

Digital assets are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the digital assets are held. We are required by the operation of digital asset networks to publish the public key relating to a digital wallet in use by us when it first verifies a spending transaction from that digital wallet and disseminates such information into the respective network. We safeguard and keep private the private keys relating to our digital assets by primarily utilizing Bitgo Inc.’s enterprise multi-signature storage solution; to the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access the digital assets held by it and the private key will not be capable of being restored by the respective Digital Asset network. Any loss of private keys relating to digital wallets used to store our digital assets could adversely affect an investment in us.

If the award of digital assets for solving blocks and transaction fees for recording transactions are not sufficiently high to cover expenses related to running data center operations it may have adverse effects on an investment in us.

If the award of new digital assets for solving blocks declines and transaction fees are not sufficiently high, we may not have an adequate incentive to continue our mining operations, which may adversely impact an investment in us.

As the number of digital assets awarded for solving a block in the blockchain decreases, the incentive for miners to continue to contribute processing power to the respective digital asset network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for digital assets and prevent the expansion of the digital asset networks to retail merchants and commercial businesses, resulting in a reduction in the price of digital assets that could adversely impact an investment in us.

In order to incentivize miners to continue to contribute processing power to any digital asset network, such network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the digital asset network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for digital asset transactions become too high, the marketplace may be reluctant to accept digital assets as a means of payment and existing users may be motivated to switch from one digital asset to another digital asset or back to fiat currency. Decreased use and demand for bitcoins or ether that we have accumulated may adversely affect their value and may adversely impact an investment in us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” within this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our Common Stock.

All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of earnings to combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and general corporate purposes. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose, as applicable.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 200,000,000 shares of common stock, at no par value per share. As of the date of this prospectus, we have 6,385,405 shares of our common stock issued and outstanding.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a third of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

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Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer, Inc., NY, NY.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “MARA.”

DESCRIPTION OF PREFERRED STOCK

General

The Company’s articles of incorporation authorize the issuance of 50,000,000 shares of “blank check” preferred stock, no par value per share, in one or more series, of which no series or shares were outstanding as of March 31, 2019, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

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●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

●	and any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

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●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

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The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) via so called “at-the-market” or “ATM” offerings, or (v) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

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Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

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Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Jolie Kahn, Esq. of New York, NY. If certain legal matters in connection with an offering of the securities covered by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters, if any, of such offering, that counsel will be named in the related prospectus supplement for such offering.

EXPERTS

The consolidated balance sheet of Marathon Patent Group, Inc. as of December 31, 2018 and December 31, 2017, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended have been audited by RBSM, LLP, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on our website, https://ir.marathonpatentgroup.com/under the heading “Investors.” The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 25, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 10, 2019;

●	Our Definitive Proxy Statement on Schedule 14A and accompanying additional proxy materials filed with the SEC on November 5, 2018 and November 14, 2018

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on March 25, 2019, April 5, 2019, April 25, 2019, may 10, 2019 and May 24, 2019; and

●	Our registration statement on Form 8-A filed on April 12, 2012 and June 22, 2014.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (702) 945-2773 or by writing to us at the following address:

Marathon Patent Group, Inc. 1180 North Town Center Drive, Suite 100 Las Vegas, NV 89114

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$7,472,417

Common Stock

Preferred Stock

Warrants

Units

MARATHON PATENT GROUP, INC.

Prospectus

    , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee		$905.66
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar’s fees and expenses		*
Miscellaneous expenses		*
*
Total	$	*

* Unable to calculate and to be disclosed by prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Nevada Revised Statutes Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under Nevada Revised Statutes Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation provide that our officers and directors shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding related to their service as an officer or director. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. We must pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire.

Our Articles of Incorporation provide that we may adopt bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may purchase and maintain insurance on behalf of any of officers and directors. The indemnification provided in our Articles of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Our Bylaws provide that a director or officer shall have no personal liability to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

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Item 16. Exhibits.

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Articles of Incorporation of the Company dated November 25, 2011. (1)
3.2	Certificate of Amendment to Articles of Incorporation dated February 15, 2013. (2)
3.3	Certificate of Amendment to Amended and Restated Articles of Incorporation dated July 18, 2013 (3)
3.4	Certificate of Amendment to Articles of Incorporation dated October 25, 2017. (4)
3.5	Amended and Restated Bylaws of the Company dated November 25, 2011. (5)
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock. (6)
4.2	Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of 0% Series E Convertible Preferred Stock. (7)
4.3	Certificate of Correction to Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of 0% Series E Convertible Preferred Stock. (8)
4.4	Form of proposed Certificate of Designation of Preferences, Rights and Limitations of 0% Series E-1 Convertible Preferred Stock. (9)
4.5	Form of Certificate of Designation.*
4.6	Form of Preferred Stock Certificate.*
4.7	Form of Warrant Agreement.*
4.8	Form of Warrant Certificate.*
4.9	Form of Stock Purchase Agreement.*
4.10	Form of Unit Agreement.*
5.1	Opinion of Jolie Kahn, Esq.
23.1	Consent of RBSM, LLP
23.2	Consent of Jolie Kahn, Esq. (contained in Exhibit 5.1)

* To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.

(1)	Previously filed as Exhibit 3.1 to Current Report on Form 8-K filed December 9, 2011 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.1 to Current Report on Form 8-K filed February 20, 2013 and incorporated herein by reference.
(3)	Previously filed as Exhibit 3.1 to Current Report on Form 8-K filed July 19, 2013 and incorporated herein by reference.
(4)	Previously filed as Exhibit 3.4 to Registration Statement on Form S-4 filed January 24, 2018 and incorporated herein by reference.
(5)	Previously filed as Exhibit 3.2 to Current Report on Form 8-K filed December 9, 2011 and incorporated herein by reference
(6)	Previously filed as Exhibit 3.2 to Current Report on Form 8-K filed May 7, 2014 and incorporated herein by reference.
(7)	Previously filed as Exhibit 4.1 to Current Report on Form 8-K filed December 1, 2017 and incorporated herein by reference.
(8)	Previously filed as Exhibit 4.1 to Current Report on Form 8-K filed December 22, 2017 and incorporated herein by reference.
(9)	Previously filed as Exhibit 4.4 to Registration Statement on Form S-4 filed January 24, 2018 and incorporated herein by reference.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, NV, on July 2 , 2019.

MARATHON PATENT GROUP, INC.

By:	/s/ Merrick Okamoto
Name:	Merrick Okamoto
Title:	Chief Executive Officer and Executive Chairman
(Principal Executive Officer)

By:	/s/ David Lieberman
Name:	David Lieberman
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Merrick Okamoto	Chief Executive Officer and Executive Chairman (Principal Executive Officer)	July 2 , 2019
Merrick Okamoto

/s/ David Lieberman	Chief Financial Officer (Principal Financial and Accounting Officer)	July 2 , 2019
David Lieberman

/s/ Fred Thiel	Director	July 2 , 2019
Fred Thiel

/s/ Michael Rudolph	Director	July 2 , 2019
Michael Rudolph

/s/ Michael Berg	Director	July 2 , 2019
Michael Berg